Exhibit 4.11

FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT

This first amendment to the Shareholders Agreement (as defined below), dated as of March 19, 2004 (this “Amendment”), is made among Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), Asbury Automotive Holdings L.L.C., a Delaware limited liability company (“AAH”) and the other stockholders listed on the signature pages hereto.

RECITALS

WHEREAS, the Company, AAH and the Specified Shareholders (as defined in the Shareholders Agreement) entered into the Shareholders Agreement, dated as of March 1, 2002 (the “Shareholders Agreement”);

WHEREAS, the Company, AAH and Specified Shareholders holding a majority of the shares of common stock, par value $0.01 per share, of the Company held by Specified Shareholders wish to amend the definition of “Shares” set forth in the Shareholders Agreement; and

WHEREAS, the Company, AAH, Specified Shareholders holding a majority of the shares of common stock, par value $0.01 per share, of the Company held by Specified Shareholders and the Shareholders to be released as parties to the Shareholders Agreement pursuant to this Amendment wish to release certain parties to the Shareholders Agreement from their rights and obligations thereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Each Shareholder listed on Schedule I shall be released from its obligations under the Shareholders Agreement from the date of this Amendment and shall no longer be a party thereto as of the date hereof upon the effectiveness of this Section 1 with respect to such Shareholder as provided in Section 5.  Upon the effectiveness of this Section 1 with respect to such a Shareholder, the definition of “Shareholders” as set forth the Shareholders Agreement shall be amended by removing such Shareholder.

2.                                       The definition of “Shares” set forth in Section 1.01(a) of the Shareholders Agreement is hereby amended to read in its entirety as follows:

“‘Shares’ shall mean, with respect to a Shareholder, the shares of Common Stock owned by such Shareholder or any Subsidiary Holder as of the consummation of the initial public offering of the common stock, par value $0.01 per share, of the Company on March 19, 2002.”

3.                                       Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Shareholders Agreement.

4.                                       Except as specifically amended hereby, the other terms and conditions of the Shareholders Agreement shall remain in full force and effect.

5.                                       This Amendment shall become effective as of the date first written above on the date that the Company shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company, AAH and Specified Shareholders holding a majority of all Shares held by Specified Shareholders, provided, however, that Section 1 hereof shall only become effective with respect to a Shareholder listed on Schedule I hereto when the Company shall have received, in addition to counterparts of this Amendment executed by the Company, AAH and Specified Shareholders holding a majority of all Shares held by Specified Shareholders, a counterpart of this Amendment executed by such Shareholder.  The failure of Section 1 to become effective with respect to any Shareholder listed on Schedule I as provided in this Section 5 shall have no effect on the effectiveness of the rest of this Amendment, including the effectiveness of Section 1 with respect to any other Shareholder listed on Schedule I that duly delivers to the Company an executed counterpart to this Amendment..

6.                                       This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.                                       THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ASBURY AUTOMOTIVE GROUP, INC.,

by:	/s/ Kenneth B. Gilman
Name: Kenneth B. Gilman
Title: President and Chief Executive Officer

ASBURY AUTOMOTIVE HOLDINGS L.L.C..,

by:	/s/ Ian K. Snow
Name: Ian K. Snow
Title: Vice President

C.V. NALLEY, III

/s/ C. V. Nalley, III

THE 2004 NALLEY ANNUITY TRUST U/A 1/7/04,

By:	/s/ C. V. Nalley, III
Name: C.V. Nalley, III
Title: Trustee

LUTHER W. AND BLANCHE B. COGGIN 2003 TRUST,

by:	/s/ Charles B. Tomm
Name: Charles B. Tomm
Title: Trustee

TRACYE C. HAWKINS 1999 ATT TRUST,

by:	/s/ Luther W. Coggin
Name: Luther W. Coggin
Title: Trustee

CHRISTY C. HAYDEN 1999 ATT TRUST,

by:	/s/ Luther W. Coggin
Name: Luther W. Coggin
Title: Trustee

CINDY S. COGGIN 1999 ATT TRUST,

by:	/s/ Luther W. Coggin
Name: Luther W. Coggin
Title: Trustee

CHARLES (C.B.) TOMM AND ANITA DESAUSSURE TOMM, TENANTS BY THE ENTIRETIES,

by:	/s/ Charles B. Tomm
Name:
Title

CNC AUTOMOTIVE GROUP, LLC,

by:	/s/ Michael Kearney
Name: Michael Kearney
Title: President

JOHN R. CAPPS,

/s/ John R. Capps

JIW FUND I, LLC,

by:	/s/ Jeffrey I. Wooley
Name: Jeffrey I. Wooley
Title: Manager

JIW ENTERPRISES, INC.

by:	/s/ Jeffrey I. Wooley
Name: Jeffrey I. Wooley
Title: President

DMCD AUTOS IRVING, INC.,

by:	/s/ Ben David McDavid
Name: Ben David McDavid
Title: President

DMCD AUTOS HOUSTON, INC,

by:	/s/ Ben David McDavid
Name: Ben David McDavid
Title: President

ROBERT E. GRAY

/s/ Robert E. Gray

LUTHER W. COGGIN

/s/ Luther W. Coggin

THOMAS F. MCLARTY, III

/s/ Thomas F. McLarty, III

SPECIFIED SHAREHOLDERS RELEASED FROM

SHAREHOLDERS AGREEMENT

Mark C. McLarty

The Franklin H. McLarty Irrevocable Trust

The Caldwell Family Limited Partnership

River Ridge Investments, LLC

The L. M. Humphries Irrevocable Trust

The M. B. Humphries Irrevocable Trust

Rob Feron

Todd Shores

Phillip H. Mayfield

Richard A. Caracello

Kevin Delaney

Mitchell W. Legler and Harriette D. Legler, Tenants by the Entireties

Linda L. Marlette

Charles L. McIntosh

Thomas G. Roets, Jr.

John M. Rooks

Todd Seth

Jeff King

Joseph Umbriano

Paula Tabar

Estate of Brian Kendrick

Robert Dennis

Thomas F. Gilman